UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 22, 2025

STRATCAP DIGITAL INFRASTRUCTURE REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-284566	86-3123526
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 Rockefeller Plaza, Suite 2050

New York, NY 10112

(Address of principal executive offices)

(475) 282-0861
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Abarna Meecham as Interim Chief Financial Officer, Treasurer and Secretary

On July 22, 2025, Abarna Meecham resigned as interim Chief Financial Officer, Treasurer and Secretary of StratCap Digital Infrastructure REIT, Inc. (the “Company”), effective immediately. Ms. Meecham’s resignation is not due to any disagreement with the Company on any matter relating to its operations, policies or practices.

Appointment of Michael Weidner as Chief Financial Officer and Treasurer

On July 22, 2025, the board of directors of the Company (the “Board”) appointed Michael Weidner as Chief Financial Officer and Treasurer of the Company, effective as of July 22, 2025. Ms. Meecham’s duties as principal financial officer and principal accounting officer of the Company will be assumed by Mr. Weidner.

There is no arrangement or understanding between Mr. Weidner and any other persons or entities pursuant to which Mr. Weidner was appointed to serve as Chief Financial Officer and Treasurer. Mr. Weidner does not have any family relationship with the Company’s executive officers or directors nor are there any related party transactions between the Company and Mr. Weidner that would require disclosure under Item 404(a) of Regulation S-K. Mr. Weidner will not receive any direct compensation from the Company.

In addition, Mr. Weidner has also executed the Company’s director and officer indemnification agreement, a form of which was previously approved by the Board and filed with the Securities and Exchange Commission as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. The indemnification agreement contains provisions that require the Company, among other things, to indemnify the Company’s directors and executive officers against certain liabilities (subject to, among other things, limitations under the Maryland General Corporation Law) that may arise by reason of their status or service as directors or executive officers of the Company or other entities to which they provide service at the Company’s request and to advance expenses they may incur as a result of any proceeding against them as to which they could be indemnified.

Prior to his appointment as the Company’s Chief Financial Officer and Treasurer, Mr. Weidner, age 41, worked at HMC Capital Limited (ASX: HMC) (“HMC Capital”) as the Head of Finance – US beginning in June 2025, overseeing the finance function across HMC’s US portfolio. Prior to joining HMC Capital, Mr. Weidner worked at Macquarie Group (ASX: MQG) (“Macquarie”), a global investment bank and asset manager headquartered in Australia, from June 2013 to June 2025 in their New York office. Mr. Weidner worked in various roles with a focus on financial control, technical accounting, and principal transaction advisory within Macquarie’s Financial Management group, including, most recently, as the Head of Finance in the US for the Macquarie Capital business from March 2022 to June 2025. Prior to that role, from July 2020 to March 2022, Mr. Weidner served as a Vice President of Financial Control at Macquarie. Prior to joining Macquarie, Mr. Weidner worked for Crowe Horwath LLP, a public accounting firm, in their audit, tax, and transaction advisory service practice from 2006 to 2013. Mr. Weidner graduated from Loyola University in Maryland in May 2006 and holds a Bachelor of Science in Business Administration. He is a licensed Certified Public Accountant in the state of New York.

Item 8.01 Other Events.

On July 22, 2025, Ms. Meecham resigned as interim Chief Financial Officer, Treasurer and Secretary of StratCap Digital Infrastructure Advisors II, LLC, the Company’s advisor, and as interim Chief Financial Officer, Treasurer and Secretary of StratCap Investment Management, LLC, the Company’s sponsor.

Effective as of July 22, 2025, Mr. Weidner was appointed to serve as Chief Financial Officer and Treasurer of the Company’s advisor and the Company’s sponsor and Adam Baxter was appointed to serve as Secretary of the Company’s advisor and the Company’s sponsor.

Additionally, on July 22, 2025, the Board appointed Mr. Baxter as Secretary of the Company, effective as of July 22, 2025. Mr. Baxter will continue to serve as a director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATCAP DIGITAL INFRASTRUCTURE REIT, INC.

Date: July 23, 2025	By:	/s/ Michael Weidner
Name: Michael Weidner
Title: Chief Financial Officer and Treasurer
(Principal Financial Officer and Principal Accounting Officer)